UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2010

VALLEY NATIONAL BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1455 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)

(973) 305-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 18, 2010, Valley National Bancorp (the “Corporation”) amended its Restated Certificate of Incorporation by deleting in its entirety Paragraph (C) of Article V and Annex A to eliminate references to the Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”). The amendment reflects the Corporation’s repurchase of the Series A Preferred Stock, which had been created and issued to the United States Department of the Treasury (the “Treasury”) in connection with the Corporation’s participation in the Treasury Troubled Asset Relief Program Capital Purchase Program under the Emergency Economic Stabilization Act of 2008 and the rules and regulations promulgated thereunder. The full text of the amendment is attached hereto as Exhibit 3(i) and incorporated herein by reference.

Effective May 19, 2010, the Corporation filed a Restated Certificate of Incorporation solely to restate and integrate and not to further amend the provisions of the Restated Certificate of Incorporation. The full text of the restatement is attached hereto as Exhibit 3(ii) and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit

(3)(i)	Amendment to the Restated Certificate of Incorporation of Valley National Bancorp, dated May 18, 2010.

(3)(ii)	Restated Certificate of Incorporation of Valley National Bancorp, dated May 19, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2010	VALLEY NATIONAL BANCORP

	By:	/S/ MITCHELL L. CRANDELL
Mitchell L. Crandell
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Title

(3)(i)	Amendment to the Restated Certificate of Incorporation of Valley National Bancorp, dated May 18, 2010.

(3)(ii)	Restated Certificate of Incorporation of Valley National Bancorp, dated May 19, 2010.